CONSULTANT COMPENSATION AGREEMENT

THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 20th day of November, 2001, among Zamage Digital Imaging, Inc., a Colorado corporation ("Zamage"); and the following individuals who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" through "I" hereof: Werner F. Grieder, Darrell Cho, Mary Baker, Dean Eskdale, Erwin Liem, Ed Gallagher, Jennifer Ngo, Justeene Blankenship, Michael L. Labertew

WHEREAS, the Board of Directors of Zamage has adopted a written compensation agreement for compensation of nine individual Consultants who are natural persons; and

WHEREAS, Zamage has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of Zamage; and

WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages and exhibits thereto; and

WHEREAS, Zamage and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Zamage may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Zamage;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

Section 1

Compensation Plan

1.1 Employment. Zamage hereby employs the Consultants and the consultants hereby accept such employment, and have and will perform the services requested by management of Zamage to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the consultants in rendering services to others, such as secretaries, bookkeepers and the like.

1.2 Independent Contractors. Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold Zamage harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to Zamage.

1.3 Term. All services performed at the request of Zamage by the Consultants have either been performed and completed, or shall be performed within one year from the date hereof, at which time this Plan shall terminate, unless extended by written agreement of Zamage and the Consultants for one additional year. If the Plan shall terminate, and options for unearned shares have been exercised and said shares issued to either consultant pursuant to this Plan, said shares shall be returned by Consultant(s) and canceled by Zamage within ten days of said termination.

1.4 Payment. Zamage and the Consultants agree that Zamage shall pay the Consultants for the services performed under this Plan by the issuance of shares of its common stock at a price of $.05 per share as set forth in the attached agreements with and/or invoices from the Consultants; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

1.5 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of Zamage that may be issued by Zamage for services performed by the Consultants hereunder, and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

1.6 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Zamage shall be services related to any "capital raising" or "stock promotion" transaction.

1.7 Delivery of Shares. Upon effectiveness of Registration Statement on Form S-8 of the Commission covering the shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to Zamage in writing prior to the issuance of such shares.

1.8 Adjustments in the Number of Shares of Common Stock and Price Per Share. Zamage and the Consultants agree that the per share price of shares of common stock that may be issued by Zamage to the Consultants for services performed under this Plan has been arbitrarily set by Zamage; however, in the event Zamage shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of Zamage prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

1.9 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

Section 2

Representations and Warranties of Zamage

Zamage represents and warrants to, and covenants with, the Consultants as follows:

2.1 Corporate Status. Zamage is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

2.2 Compensation Plan. The Board of Directors of Zamage has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which Zamage may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by Zamage.

2.3 Registration Statement on Form S-8. Zamage shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of Zamage; and Zamage will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

2.4 Federal and State Securities Laws, Rules and Regulations. Zamage shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

2.5 Limitation on Services. Zamage shall not request the Consultants to perform any services in connection with any "capital raising" or "stock promotion" transaction under this Plan.

2.6 Reports With the Commission. Zamage is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Zamage has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

2.7 Corporate Authority and Due Authorization. Zamage has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by Zamage hereunder have been duly authorized by all requisite corporate action on the part of Zamage, and this Plan constitutes a valid and binding obligation of Zamage and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Zamage.

Section 3

Representations and Warranties of the Consultants

Each of the Consultants represents and warrants to, and covenants with, Zamage as follows:

3.1 Employment. Each of the Consultants hereby accepts employment by Zamage for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

3.2 Accredited Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Zamage, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

3.3 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to Zamage, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of Zamage is a suitable investment for the Consultants.

3.4 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Zamage shall be services related to any "capital raising" transaction.

3.5 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

Section 4

Indemnity

Zamage and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Zamage to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

Section 5

Termination

Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of Zamage and the respective Consultants in writing; (2) by either the Directors of Zamage or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of Zamage to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

Section 6

General Provisions

6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested.

6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

6.6 Assignment. Neither Zamage nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

Zamage Digital Imaging, Inc.

By /s/ Stewart Irvine

---------------------------

Stewart Irvine, CEO and Chairman of the Board

EXHIBIT "A"

CONSULTANT COMPENSATION AGREEMENT

COUNTERPART SIGNATURE PAGE

THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Zamage Digital Imaging, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

/s/ Michael L. Labertew

4685 South Highland Drive #202A

Salt Lake City, UT 84117

Date: November 19, 2001

Number of Shares and Maximum Value of Services

General Description of Services to be Performed

See Exhibit A-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 40,000 shares of Zamage common stock, at $.05 per share.

EXHIBIT A-1

June 20, 2001

Zamage Digital Imaging, Inc.

1050 Boundary Road

Burnaby, British Columbia

Canada V5K 4T3

Via Facsimile

Re: Compensation

Dear Mr. Irvine:

This will confirm for purposes of any filing requirements the work performed in exchange for the shares of Zamage that Zamage agreed to have issued to me.

1. 40,000 shares represents the stock portion of my fee for work related to preparation and filing of documentation related to: (1) its S-8 Registration Statement; and (2) a portion of the general legal services provided through November 19, 2001.

Please call with any questions you may have.

Sincerely,

/s/ Michael L. Labertew

EXHIBIT "B"

CONSULTANT COMPENSATION AGREEMENT

COUNTERPART SIGNATURE PAGE

THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Zamage Digital Imaging, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

Consultant:

Justeene Blankenship

Date: November 20, 2001 /s/ Justeene Blankenship

Number of Shares and Maximum Value of Services

General Description of Services to be Performed

See Exhibit B-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 208,223 shares of Zamage common stock, at $.05 per share.

EXHIBIT "B-1"

November 20, 2001

Zamage Digital Imaging, Inc.

1050 Boundary Road

Burnaby, British Columbia

Canada V5K 4T3

VIA FACSIMILE

Services rendered on behalf of Zamage/SPM

- Preliminary preparation and submission of periodic filings for the SEC

- Preparation of unaudited financial statements on a quarterly and annual basis.

- Coordinate and consult with attorney, accountant and management on filings, merger candidates and Board of Directors actions.

Total Due: 208,223 shares of common stock

Thank you for your consideration in this matter. If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Justeene Blankenship

Justeene Blankenship

EXHIBIT "C"

CONSULTANT COMPENSATION AGREEMENT

COUNTERPART SIGNATURE PAGE

THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Zamage Digital Imaging, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

Consultant:

Jennifer Ngo

Date: November 19, 2001 /s/ Jennifer Ngo

Number of Shares and Maximum Value of Services

General Description of Services to be Performed

See Exhibit C-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 200,000 shares of Zamage common stock, at $.05 per share.

EXHIBIT "C-1"

November 20, 2001

Zamage Digital Imaging, Inc.

1050 Boundary Road

Burnaby, British Columbia

Canada V5K 4T3

VIA FACSIMILE

Services rendered on behalf of Zamage/SPM

- Preliminary preparation and submission of periodic filings for the SEC

- Preparation of unaudited financial statements on a quarterly and annual basis.

- Coordinate and consult with attorney, accountant and management on filings, merger candidates and Board of Directors actions.

Total Due: 200,000 shares of common stock

Thank you for your consideration in this matter. If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Jennifer Ngo

Jennifer Ngo

EXHIBIT "D"

CONSULTANT COMPENSATION AGREEMENT

COUNTERPART SIGNATURE PAGE

THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Zamage Digital Imaging, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

Consultant:

Darrell Cho

Date: November 19, 2001 /s/ Darrell Cho

Number of Shares and Maximum Value of Services

General Description of Services to be Performed

See Exhibit D-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 300,000 shares of Zamage common stock, at $.05 per share.

EXHIBIT "D-1"

November 19, 2001

Zamage Digital Imaging, Inc.

1050 Boundary Road

Burnaby, British Columbia

Canada V5K 4T3

As previously agreed, in exchange for 300,000 shares of the Company, I have performed business consulting services for the Company, including the introduction of national and international customers, business associates and alliances, and branding, marketing and related strategic services for the Company. None of these services were related to a capital raising transaction or transactions, promotion of stock of the Company, or related to the reverse merger of the Company.

Thank you for your consideration in this matter. If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Darrell Cho

Darrell Cho

EXHIBIT "E"

CONSULTANT COMPENSATION AGREEMENT

COUNTERPART SIGNATURE PAGE

THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Zamage Digital Imaging, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

Consultant:

Mary Baker

Date: November 19, 2001 /s/ Mary Baker

Number of Shares and Maximum Value of Services

General Description of Services to be Performed

See Exhibit E-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 300,000 shares of Zamage common stock, at $.05 per share.

EXHIBIT "E-1"

November 19, 2001

Zamage Digital Imaging, Inc.

1050 Boundary Road

Burnaby, British Columbia

Canada V5K 4T3

As previously agreed, in exchange for 300,000 shares of the Company, I have performed business consulting services for the Company, including the introduction of national and international customers, business associates and alliances, and branding, marketing and related strategic services for the Company. None of these services were related to a capital raising transaction or transactions, promotion of stock of the Company, or related to the reverse merger of the Company.

Thank you for your consideration in this matter. If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Mary Baker

Mary Baker

EXHIBIT "F"

CONSULTANT COMPENSATION AGREEMENT

COUNTERPART SIGNATURE PAGE

THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Zamage Digital Imaging, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

Consultant:

Dean Eskdale

Date: November 19, 2001 /s/ Dean Eskdale

Number of Shares and Maximum Value of Services

General Description of Services to be Performed

See Exhibit F-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 300,000 shares of Zamage common stock, at $.05 per share.

EXHIBIT "F-1"

November 19, 2001

Zamage Digital Imaging, Inc.

1050 Boundary Road

Burnaby, British Columbia

Canada V5K 4T3

As previously agreed, I have agreed to perform the services set forth in the Multi-Media/Corporate Imaging Agreement, which we have executed, in exchange for the shares set forth therein.

Thank you for your consideration in this matter. If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Dean Eskdale

Dean Eskdale

EXHIBIT "G"

CONSULTANT COMPENSATION AGREEMENT

COUNTERPART SIGNATURE PAGE

THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Zamage Digital Imaging, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

Consultant:

Erwin Liem

Date: November 19, 2001 /s/ Erwin Liem

Number of Shares and Maximum Value of Services

General Description of Services to be Performed

See Exhibit G-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 299,000 shares of Zamage common stock, at $.05 per share.

EXHIBIT "G-1"

November 19, 2001

Zamage Digital Imaging, Inc.

1050 Boundary Road

Burnaby, British Columbia

Canada V5K 4T3

As previously agreed, in exchange for 299,000 shares of the Company, I have performed business consulting services for the Company, including the introduction of national and international customers, business associates and alliances, and branding, marketing and related strategic services for the Company. None of these services were related to a capital raising transaction or transactions, promotion of stock of the Company, or related to the reverse merger of the Company.

Thank you for your consideration in this matter. If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Erwin Liem

Erwin Liem

EXHIBIT "H"

CONSULTANT COMPENSATION AGREEMENT

COUNTERPART SIGNATURE PAGE

THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Zamage Digital Imaging, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

Consultant:

Ed Gallagher

Date: November 19, 2001 /s/ Ed Gallagher

Number of Shares and Maximum Value of Services

General Description of Services to be Performed

See Exhibit H-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 299,000 shares of Zamage common stock, at $.05 per share.

EXHIBIT "H-1"

November 19, 2001

Zamage Digital Imaging, Inc.

1050 Boundary Road

Burnaby, British Columbia

Canada V5K 4T3

As previously agreed, in exchange for 299,000 shares of the Company, I have performed business consulting services for the Company, including the introduction of national and international customers, business associates and alliances, and branding, marketing and related strategic services for the Company. None of these services were related to a capital raising transaction or transactions, promotion of stock of the Company, or related to the reverse merger of the Company.

Thank you for your consideration in this matter. If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Ed Gallagher

Ed Gallagher

EXHIBIT "I"

CONSULTANT COMPENSATION AGREEMENT

COUNTERPART SIGNATURE PAGE

THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Zamage Digital Imaging, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

Consultant:

Werner F. Grieder

Date: November 19, 2001 /s/ Werner F. Grieder

Number of Shares and Maximum Value of Services

General Description of Services to be Performed

See Exhibit I-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 400,000 shares of Zamage common stock, at $.05 per share.

EXHIBIT "I-1"

November 19, 2001

Zamage Digital Imaging, Inc.

1050 Boundary Road

Burnaby, British Columbia

Canada V5K 4T3

As previously agreed, in exchange for 400,000 shares of the Company, I have performed business consulting services for the Company, including the introduction of national and international customers, business associates and alliances, and branding, marketing and related strategic services for the Company. None of these services were related to a capital raising transaction or transactions, promotion of stock of the Company, or related to the reverse merger of the Company.

Thank you for your consideration in this matter. If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Werner F. Grieder

Werner F. Grieder